Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)              Form S-8 (No. 333-10703) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401(k) Plan;

2)              Form S-8 (No. 333-26997) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401(k) Plan;

3)              Form S-8 (No. 333-88591) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan;

4)              Form S-8 (No. 333-101296) pertaining to the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan; and

5)              Form S-8 (No. 333-120363) pertaining to the Young Broadcasting Inc. 2003 Non-Employee Directors’ Deferred Stock Unit Plan.

of our reports dated March 9, 2007, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. and subsidiaries, Young Broadcasting Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Young Broadcasting Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

New York, New York
March 9, 2007